United States
Securities and Exchange Commission
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934
April 21, 2007
(Date of Report)
ULTRALIFE BATTERIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-20852 (Commission File Number)	16-1387013 (IRS Employer Identification No.)

2000 Technology Parkway, Newark, New York (Address of principal executive offices)	14513 (Zip Code)
(315) 332-7100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; CompensatoryArrangements of Certain Officers.
A. New Short-Term Cash Incentive Plan for Vice President of Finance and Chief Financial Officer
     On April 21, 2007, the Board of Directors (the “Board”) of Ultralife Batteries, Inc. (the “Registrant”) approved a new short-term cash incentive plan for fiscal year 2007 (the “2007 Plan”) for Robert W. Fishback, the vice president of finance and chief financial officer of the Registrant.
     Under the terms of the 2007 Plan, Mr. Fishback will be eligible to receive a cash bonus in an amount equal to up to 50% of his annual base compensation. The determination as to whether to pay a cash bonus to Mr. Fishback, as well as the amount of the cash bonus, if any, shall be made by the Board, in its sole discretion, based solely upon its assessment of the performance of the Registrant during fiscal year 2007. Under the terms of Mr. Fishback’s previous short-term cash incentive plan, the determination as to whether to pay a cash bonus, as well as the amount of the cash bonus, if any, depended on two factors, each of which was equally important. The first factor was the achievement of the specific performance goals established for Mr. Fishback and the second factor was the overall assessment by the Board of the Registrant’s performance.
     The short-term cash incentive plans previously adopted and disclosed by the Board for the Registrant’s other executive officers remain in place without change.
B. New Employment Agreements for Executive Officers
     On April 27, 2007, the Registrant entered into new employment agreements with each of John D. Kavazanjian, the president and chief executive officer of the Registrant, William A. Schmitz, the chief operating officer of the Registrant, Robert W. Fishback, the vice president of finance and chief financial officer of the Registrant, and Peter F. Comerford, the vice president of administration and general counsel of the Registrant. The new employment agreements superseded any existing employment agreements between the Registrant and each of the aforementioned executive officers. The terms and conditions of the agreements and the amounts payable under them are summarized below.
     1. Mr. Kavazanjian
     Under the terms of his new employment agreement, Mr. Kavazanjian will receive an annual salary of $331,250 per year. This new salary went into effect as of January 1, 2007. The initial term of Mr. Kavazanjian’s employment agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either party provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement.

     If the Registrant terminates Mr. Kavazanjian’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Kavazanjian experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Kavazanjian will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Registrant’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 24 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Kavazanjian will remain exercisable for one year following such termination date). In such circumstances, Mr. Kavazanjian would also be entitled to continued health benefits for him and his family at his cost.
     A copy of Mr. Kavazanjian’s new employment agreement is attached as Exhibit 99.1 to this report.
     2. Mr. Schmitz
     Under the terms of his new employment agreement, Mr. Schmitz will receive an annual salary of $230,000 per year. This new salary rate went into effect as of January 1, 2007. The initial term of Mr. Schmitz’s employment agreement runs through December 31, 2007. The agreement will be extended automatically for successive one-year terms commencing on January 1, 2008, unless either party provides advance written notice of such party’s desire not to renew the agreement. Such written notice must be provided at least 90 days prior to the scheduled expiration date of the then current term of the agreement.
     If the Registrant terminates Mr. Schmitz’s employment agreement without “Business Reasons” (as defined in the employment agreement) or because Mr. Schmitz experiences a “Disability” (as defined in the employment agreement), or if a “Constructive Termination” (as defined in the employment agreement) occurs, then Mr. Schmitz will be entitled to the following benefits: (1) salary and the cash value of any accrued vacation (consistent with the Registrant’s vacation policies then in effect) through the termination date of his employment plus continued salary for an additional 18 months; (2) an amount equal to the average of the bonuses paid to him during the two preceding fiscal years or, if no bonuses were paid during such period, an amount equal to his then current annual target bonus; and (3) acceleration of vesting of all outstanding stock options, and other equity arrangements subject to vesting and held by him, provided that the acceleration shall not cover more than two years from the termination date of his employment (and in this regard, all such options and other exercisable rights held by Mr. Schmitz will remain exercisable for one year following such termination date). In such circumstances, Mr. Schmitz would also be entitled to continued health benefits for him and his family at his cost.
     A copy of the form of Mr. Schmitz’s new employment agreement is attached as Exhibit 99.2 to this report.

     3. Mr. Fishback & Mr. Comerford
     Under the terms of their new employment agreements, Mr. Fishback will receive an annual salary of $202,500 per year and Mr. Comerford will receive an annual salary of $178,750 per year. The other terms and conditions of the employment agreements for Mr. Fishback and Mr. Comerford are identical to the terms and conditions of Mr. Schmitz’s new employment agreement, which is summarized above.
     A copy of the form of Mr. Fishback’s new employment agreement and the form of Mr. Comerford’s new employment agreement is attached as Exhibit 99.2 to this report.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

	99.1	Employment Agreement, dated as of April 27, 2007, between Ultralife Batteries, Inc. and John D. Kavazanjian

	99.2	Form of Employment Agreement between Ultralife Batteries, Inc. and each of William A. Schmitz, Robert W. Fishback and Peter F. Comerford

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: As of April 27, 2007	ULTRALIFE BATTERIES, INC.
/s/ Peter F. Comerford
Peter F. Comerford
Vice President of Administration & General Counsel